                                                                      EXHIBIT 11

EARNINGS PER SHARE RECONCILIATION

     The following is an illustration of the reconciliation of the numerators and denominators of the basic and diluted earnings per share (EPS) computations:

                                    FOR THE YEAR ENDED 1997                      FOR THE YEAR ENDED 1996
                           ------------------------------------------   ------------------------------------------
                               INCOME          SHARES       PER SHARE       INCOME          SHARES       PER SHARE
                            (NUMERATOR)     (DENOMINATOR)    AMOUNT      (NUMERATOR)     (DENOMINATOR)    AMOUNT
                            -----------     -------------   ---------   --------------   -------------   ---------
                           (IN THOUSANDS)                               (IN THOUSANDS)
BASIC EPS
 Income before items
   below.................     $    463        5,249,736      $ 0.09        $ 3,630         3,432,679      $ 1.06
 Preferred Securities....       (3,069)                       (0.58)        (1,667)                        (0.49)
 Discontinued
   Operations............           --                           --             --                            --
 Extraordinary Items.....       (2,535)                       (0.49)            --                            --
                              --------                       ------        -------                        ------
 Net Income..............     $ (5,141)                      $(0.98)       $ 1,963                        $ 0.57
                              ========                       ======        =======                        ======
EFFECT OF DILUTIVE
 SECURITIES
 Options.................                       295,065                                      266,183
 Warrants................                     1,471,364                                    1,167,178
DILUTED EPS
 Income before items
   below.................     $    463        7,016,165      $ 0.07        $ 3,630         4,826,040      $ 0.75
 Preferred Securities....       (3,069)                       (0.44)        (1,667)                        (0.34)
 Discontinued
   Operations............           --                           --             --                            --
 Extraordinary Items.....       (2,535)                       (0.37)            --                            --
                              --------                       ------        -------                        ------
Net Income...............     $ (5,141)                      $(0.74)       $ 1,963                        $ 0.41
                              ========                       ======        =======                        ======

                                    FOR THE YEAR ENDED 1995
                           ------------------------------------------
                               INCOME          SHARES       PER SHARE
                            (NUMERATOR)     (DENOMINATOR)    AMOUNT
                           --------------   -------------   ---------
                           (IN THOUSANDS)
BASIC EPS
 Income before items
   below.................     $11,701         3,429,915      $ 3.41
 Preferred Securities....      (1,488)                        (0.43)
 Discontinued
   Operations............      (9,842)                        (2.87)
 Extraordinary Items.....          --                            --
                              -------                        ------
 Net Income..............     $   371                        $ 0.11
                              =======                        ======
EFFECT OF DILUTIVE
 SECURITIES
 Options.................                        47,052
 Warrants................                       464,627
DILUTED EPS
 Income before items
   below.................     $11,701         3,941,594      $ 2.97
 Preferred Securities....      (1,488)                        (0.38)
 Discontinued
   Operations............      (9,842)                        (2.50)
 Extraordinary Items.....          --                            --
                              -------                        ------
Net Income...............     $   371                        $ 0.09
                              =======                        ======